SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2000

AFG RECEIVABLES CORPORATION
(Exact name of registrant as specified in its charter)

CALIFORNIA
(State of Incorporation)

33-99536 (Commission File Number)	36-3792182 (IRS Employer Identification No.)

Oakmont Circle 1, 601 Oakmont Lane
Westmont, Illinois 60559-5549
(Address of Principal Executive Officer) (Zip Code)

(630) 953-6170
(Registrant’s telephone number, including Area Code)

ITEM — 5:

      The Registrant entered into a certain Pooling and Servicing Agreement dated as of November 1, 1996 (the “Agreement”) among the Registrant, AutoFinance Group, Inc., as Servicer, and The Chase Manhattan Bank (formerly known as Chemical Bank) as Trustee. Pursuant to the Agreement, a new series of certificates (the “1996-D Certificates”) representing interests in the AFG Receivables Trust, 1996-D, was created. The 1996-D Certificates consist of three classes: the 6.10% Asset Backed Certificates, Class A; the 6.65% Asset Backed Certificates, Class B; and the Asset Backed Certificates, Class C. Reference is made to the Registration Statement, as amended, of Registrant on Form S-3, Registration No. 33-99536, under the Securities Act of 1933, as amended (the “Securities Act”) and to the Prospectus Supplement thereto dated November 12, 1996, filed in connection therewith pursuant to Rule 424(b) of the Securities and Exchange Commission under the Securities Act, which describes further the Certificates and the offering thereof.

      On May 15, 2000, a distribution was made to the holders of the 1996-D Certificates. Specific information with respect to the distribution, as prepared by AutoFinance Group, Inc. as servicer, is filed as Exhibit 20 to this Current Report on Form 8-K and is incorporated herein by reference.

EXHIBIT INDEX

		Sequentially
Exhibit No.	Description	Numbered Page

20	Settlement Statement of the Trust for the period ended April 30, 2000 and the related distributions made on May 15, 2000	4

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 25, 2000	AFG RECEIVABLES CORPORATION

		By	/s/ Richard Vonk

Richard Vonk President and Chief Financial Officer